UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 27, 2008

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

18111 Von Karman Avenue, Suite 600

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director; Election of Director

On June 27, 2008, the Board of Directors of Quality Systems, Inc. (the “Company”) (i) elected Philip N. Kaplan to fill the vacancy on the Board upon the termination of Board service by Louis Silverman, the President, Chief Executive Officer and a director of the Company, and (ii) appointed Mr. Kaplan, upon his joining the Board, to the Board’s Audit Committee, Nominating Committee, Compensation Committee and Independent Directors Compensation Committee with each such committee being expanded by one seat.   On that same day, in order to effect a more orderly transition and to promote efficient Board process, the Company and Louis Silverman agreed to Mr. Silverman’s resignation from the Company’s Board of Directors effective June 30, 2008.  Accordingly, Mr. Kaplan shall fill Mr. Silverman’s seat on the Company’s Board on that date.  As a non-employee director, Mr. Kaplan shall participate in the Company’s outside director compensation program.

Mr. Kaplan is Chief Executive Officer of Deer Valley Ventures, LLC, a managed hosting and IT server virtualization technology company. Prior to his service with Deer Valley Ventures, Mr. Kaplan served as Chief Strategy Officer of Internap Network Services Corporation (NASDAQ: INAP), which he joined through its merger with VitalStream Holdings, Inc (NASDAQ: VSTH) in February 2007. Mr. Kaplan co-founded VitalStream, Inc. in 2000 and served as its Chief Operating Officer and a member of its Board of Directors from that time until the merger with Internap Network Services Corporation was completed. In 2004, he was named President of VitalStream.

Prior to starting VitalStream, Mr. Kaplan co-founded AnaServe, Inc. in 1995, an early e-commerce web hosting company. He served as the company’s Senior Vice President and a member of its Board of Directors until 1999. AnaServe was acquired by Concentric Network Corp. (NASDAQ: CNCX) in 1998.

Mr. Kaplan currently serves as a Board Member of Surfline, Inc, a privately held online action sports company. Mr. Kaplan attended the University of California, Davis from which he received a Bachelor of Arts in Economics, with a minor in Russian language.

It is anticipated that Mr. Silverman will continue in his capacities as President and Chief Executive Officer until his stated resignation date of August 16, 2008.

Change in 2009 Equity Compensation Program.

A total of 70,000 options to purchase our common stock may be earned by Patrick Cline, President, NextGen Healthcare Information Systems Division, under our 2009 Equity Compensation Program. This number had previously been reported as 100,000 in our Current Report filing with the SEC on June 24, 2008 and was modified at our Independent Directors Compensation Committee and Board meetings held on June 27, 2008. The 30,000 option reduction results from such options being made available to other non-executive management employees of our NextGen Healthcare Information Systems Division.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1 Mutual Assurance Agreement dated June 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008	QUALITY SYSTEMS, INC.

By: /s/ Paul Holt
Paul Holt
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

Number                Description

10.1	Exhibit 10.1	Mutual Assurance Agreement dated June 27, 2008